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                                                                   EXHIBIT 12.1


                                   HENRY COMPANY
                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN THOUSANDS)

                                     FOR THE YEAR ENDED                                                 PRO FORMA
                                         DECEMBER 31,                 THREE MONTHS ENDED          THREE MONTHS ENDED
                                1995         1996      1997      MARCH 31, 1997  MARCH 31, 1998       MARCH 31, 1998
                                ----         ----      ----      --------------  --------------       --------------
EARNINGS:
Earnings (loss) before taxes    $  (504)     $    72   $ 2,221     $   (386)       $    605               $(2,098)
Add: Fixed Charges*               1,691        1,706     2,361          576             546                 2,437
                                --------     -------   -------     ----------      ----------             ----------
                                $ 1,187      $ 1,778   $ 4,582     $    190        $  1,151               $   339

*FIXED CHARGES:
Interest expense                $ 1,454      $ 1,475   $ 1,465     $    352        $    322               $ 2,162
Interest on rent                    237          231       896          224             224                   275
                                -------      -------   -------     ----------      ----------             ----------
                                $ 1,691      $ 1,706   $ 2,361     $    576        $    546               $ 2,437
                                -------      -------   -------     ----------      ----------             ----------
                                -------      -------   -------     ----------      ----------             ----------
Ratio of Earnings
 to Fixed Charges                    --(1)       1.0       1.9           --  (1)        2.1                    --   (1)
                                -------      -------   -------     ----------      ----------             ----------
                                -------      -------   -------     ----------      ----------             ----------
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The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before taxes plus fixed charges and "fixed charges" consist of interest expense and the portion of rents representative of an interest factor.

(1) Earnings were insufficient to cover fixed charges for these periods.